Form N-SAR
Item 770

Name of Registrant:		VALIC Company II

Name of Portfolio:		VALIC Company II  Mid Cap Growth Fund

Issuer:					Visicu, Inc..

Years of Operation:			3+

Underwriting Type:			Firm

Offering Type:                         US Registered (US Registered, Muni,
				       Eligible Foreign,  144A)

Underwriter from whom Purchased:       Thomas Weisel Partners

Underwriting Syndicate Members:	        Morgan Stanley & Co., Inc.
					Wachovia Securities Markets, LLC
					Thomas Weisel Partners, LLC
					William Blair & Company, LLC




Date Offering Commenced:			04/04/06

Date of Purchase:				04/04/06

Principal Amount of Offering:			$ 96,000,000

Offering price:					$ 16.00

Purchase price:					$ 16.00

Commission, spread or profit:			$ 1.12

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:   $ 800,000